Exhibit 99.1 Peak Trial: Bezuclastinib + Sunitinib in Gastrointestinal Stromal Tumors (GIST) Top-Line Results Investor Webcast November 10, 2025

Forward-Looking Statements and Risk Factors This presentation and the accompanying oral commentary contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements of the plans, strategies, and objectives of management for future operations, including our clinical development and commercialization plans; any projections of financial information; any statement about historical results that may suggest trends for our business; any statement of expectation or belief regarding future events; potential markets or market size, technology developments, our clinical product pipeline, clinical and pre-clinical data or the implications thereof, enforceability of our intellectual property rights, competitive strengths or our position within the industry; any statements regarding the anticipated benefits of our collaborations or other strategic transactions; and any statements of assumptions underlying any of the items mentioned. These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many risks and uncertainties, including but not limited to, risks associated with: the potential impacts of raising additional capital, including dilution to our existing stockholders, restrictions on our operations or requirements that we relinquish rights to our technologies or product candidates; business interruptions resulting from the coronavirus disease outbreak or similar public health crises, which could cause a disruption of the development of our product candidates and adversely impact our business; the success, cost, and timing of our product development activities and clinical trials; the timing of our planned regulatory submissions to the FDA for our product candidate bezuclastinib and feedback from the FDA as to our plans; our ability to obtain and maintain regulatory approval for our bezuclastinib product candidate and any other product candidates we may develop, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate; the potential for our identified research priorities to advance our bezuclastinib product candidate; the ability to license additional intellectual property relating to our product candidates from third parties and to comply with our existing license agreements and collaboration agreements; the ability and willingness of our third-party research institution collaborators to continue research and development activities relating to our product candidates; our ability to commercialize our products in light of the intellectual property rights of others; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates; the scalability and commercial viability of our manufacturing methods and processes; the commercialization of our product candidates, if approved; our plans to research, develop, and commercialize our product candidates; our ability to attract collaborators with development, regulatory, and commercialization expertise; our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates; and the fact that interim clinical data may not be indicative of future results, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, see our periodic filings filed from time to time with the Securities and Exchange Commission. Unless as required by law, we assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations. All of Cogent Biosciences, Inc. (“Cogent”) product candidates are investigational product candidates and their safety and efficacy have not yet been established. Cogent has not obtained marketing approval for any product, and there is no certainty that any marketing approvals will be obtained or as to the timelines on which they will be obtained. 2

Agenda and Speakers Andrew Robbins Neeta Somaiah, M.D. Jessica Sachs, M.D. President and Chief Executive Officer Professor and Department Chair, Chief Medical Officer Department of Sarcoma Medical Oncology, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center • Introduction Andrew Robbins • GIST Disease Overview • Peak Top-Line Results Dr. Neeta Somaiah • Patient Cases • Summary Andrew Robbins • Q&A All 3

Unmet Medical Need Remains for Patients with Imatinib-Resistant or Intolerant GIST ORR ~60% ORR ~7% ORR ~5% ORR ~9% PFS ~19 1L PFS ~5.5 2L PFS ~4.8 3L PFS ~6.3 4L months months months months Imatinib Sunitinib Regorafenib Ripretinib Modest historical performance of novel agents in imatinib-resistant setting emphasizes unmet need Bezuclastinib + Sunitinib PEAK 1 Ripretinib INTRIGUE 8.0 GIST mPFS Sunitinib INTRIGUE 2L 8.3 benchmarks Sunitinib USPI 5.5 Regorafenib USPI 4.8 3L Avapritinib VOYAGER 5.6 0 1 2 3 4 5 6 7 8 9 Months ORR/PFS for all approved agents was obtained from labeled information from those agents 4

Peak Phase 3 Top-Line Results Full Results Expected to be Presented at an Upcoming Medical Meeting

Significant Unmet Need Remains for Patients with Gastrointestinal Stromal Tumors (GIST)

- Up to 6,000 GIST cases diagnosed annually in US, over 80% of which express KIT mutations, typically exons 11 and 9.[1,2]
- Tumors can start anywhere in the GI tract, but they occur most often in the stomach (about 60%) or the small intestine (about 35%).[1]
- While imatinib provides disease control in the majority of patients in the 1L setting, ~60% of patients with GIST develop resistance within 2 years, primarily due to mutations in exon 13/14 and/or exon 17/18.[1,2]
- Additional FDA-approved sequential lines of therapy include sunitinib, regorafenib, and ripretinib; however, each is only effective against a subset of resistance mutations and disease progression results from clonal heterogeneity.

Symptoms[3]

Diarrhea, Nausea, Vomiting, Abdominal pain, Bloating, Gastroesophageal reflux disease, GI bleeding, Loss of appetite, Weight loss



[1] Key statistics for gastrointestinal stromal tumors. American Cancer Society.
[2] Gramza AW, Corless CL, Heinrich MC., 2009.
[3] Signs and symptoms of gastrointestinal stromal tumors. American Cancer Society.
L: Line of Therapy

cogent BIOSCIENCES
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Combination of Bezuclastinib + Sunitinib Inhibits the Full Spectrum of Primary and Secondary Mutations Exon Exon Exon Exon Exon Exon Treatments D816V 9 11 13 14 17 18 1-11 • No single TKI inhibits all KIT mutations. Imatinib • The combination of bezuclastinib + Regorafenib sunitinib inhibits mutations in KIT exons 9, Velzatinib 11, 13, 14, 17, and 18, targeting the full (IDRX-42) spectrum of primary and secondary Ripretinib mutations relevant in advanced GIST. Sunitinib Bezuclastinib + Sunitinib Strong Inhibition No Inhibition Moderate Inhibition 1 5 9 Plexxikon. Data on file. Smith P et al. AACR [poster]. 2018. Heinrich MC, et al. Nature Medicine, 2024. 2 6 10 Serrano C et al. Br J Cancer, 2019. Wagner AJ et al. JAMA Oncol. 2021. Blum SM, et al. JMedChem, 2023. 3 7 11 Evans EK et al. Sci Transl Med, 2017. Serrano C and Fletcher O. Oncotarget, 2019. Wagner AJ et al. CTOS 2022. 4 8 Trent J et al. CTOS [presentation]. 2020. Muhlenberg T et al. J Clin Oncol, 2024. 7

Peak: Randomized Clinical Study Evaluating Bezuclastinib in Combination with Sunitinib in Patients with GIST


Patients
1:1
Randomized
Bezuclastinib 600mg QD
+ Sunitinib 37.5mg QD
n=204
Sunitinib 37.5mg QD
n=209

Crossover allowed following BICR confirmed PD

Patient Eligibility
• Age ≥ 18 years • Histologically confirmed GIST with at least 1 measurable lesion per mRECIST v1.1 • Locally advanced, unresectable or metastatic GIST • Documented disease progression on or intolerance to imatinib

Primary Endpoint	• Progression Free Survival per BICR
Key Secondary Endpoints	• Objective Response Rate per BICR • Overall Survival
Secondary Endpoints	• Progression Free Survival per Investigator • Disease Control Rate • Time to Response • Duration of Response

cogent BIOSCIENCES

Data cut-off as of 30Sep2025
QD: Once daily; BICR: blinded independent central review; PD: Progressive Disease

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Peak Part 2 Population is Representative of Second-Line Patients with GIST Patient Demographics Bezuclastinib Sunitinib Overall Baseline Characteristics Bezuclastinib Sunitinib Overall + Sunitinib + Sunitinib # Patients 204 209 413 KIT Mutations per molecular pathology report, n (%) Male, n (%) 131 (64.2) 133 (63.6) 264 (63.9) Mutation Detected Median Age in years, (range) 63 (32 - 83) 64 (30 – 88) 63 (30 – 88) Any Exon 9 31 (15.2) 34 (16.3) 65 (15.7) ECOG PS at baseline, n (%) Exon 11 only 120 (58.8) 126 (60.3) 246 (59.6) 0 140 (68.6) 132 (63.2) 272 (65.9) Neither Exon 9 nor 11 10 (4.9) 11 (5.3) 21 (5.1) 1 61 (29.9) 74 (35.4) 135 (32.7) Other 30 (14.7) 34 (16.3) 64 (15.5) 2 3 (1.5) 3 (1.4) 6 (1.5) No KIT Mutation Detected 13 (6.4) 4 (1.9) 17 (4.1) Treatment History Region Bezuclastinib Sunitinib Overall Imatinib intolerance 6 (2.9) 8 (3.8) 14 (3.4) + Sunitinib Prior Radiotherapy 14 (6.9) 8 (3.8) 22 (5.3) North America, n (%) 76 (37.3) 85 (40.7) 161 (39.0) Prior Anti-Cancer Surgery 156 (76.5) 167 (79.9) 323 (78.2) Europe, n (%) 94 (46.1) 94 (45.0) 188 (45.5) Latin America, n (%) 20 (9.8) 11 (5.3) 31 (7.5) Asia-Pacific, n (%) 14 (6.9) 19 (9.1) 33 (8.0) Data cut-off as of 30Sep2025 9

Bezuclastinib Combination Extends PFS with 50% Reduction in Risk of Progression or Death Median PFS 100% Bezuclastinib 16.5 months 90% + Sunitinib 95% CI, 13.8 to 19.2 80% 9.2 months Sunitinib 95% CI, 7.2 to 11.0 70% Hazard Ratio = 0.50 60% 95% CI, 0.39 to 0.65; p<0.0001 50% 40% 30% 20% 10% 0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 Time Months Patients at Risk Sunitinib Sunitinib + Bezuclastinib Bezuclastinib + Sunitinib 204 180 166 146 130 119 102 76 72 51 24 23 8 6 2 2 2 0 Sunitinib 209 161 137 113 97 85 64 39 35 19 9 9 4 4 2 2 2 0 PFS: Progression-Free Survival; mRECIST v1.1: modified Response Evaluation Criteria in Solid Tumors version 1.1; BICR: Blinded Independent Central Review Data cut-off as of 30Sep2025 10 Progression-Free Survival (%)

Bezuclastinib + Sunitinib Demonstrates Unprecedented 46% Objective Response Rate ORR per BICR , %, n [95% CI] Bezuclastinib + Sunitinib 45.6% (n=204) 93 [38.6, 52.7] Sunitinib 25.8% (n=209) 54 [20.0, 32.3] Difference in ORR, % [95% CI]; P Value 19.8 [10.6, 28.6]; P Value <0.0001 BOR per BICR, n (%) Bezuclastinib + Sunitinib Sunitinib Complete Response (CR) 13 (6.4) 4 (1.9) Partial Response (PR) 80 (39.2) 50 (23.9) Stable Disease (SD) 91 (44.6) 108 (51.7) Progressive Disease (PD) 15 (7.4) 41 (19.6) Not Evaluable (NE) 5 (2.5) 6 (2.9) 11 Data cut-off as of 30Sep2025 ; BICR: blinded independent central review; ORR: Objective Response Rate; BOR: Best Overall Response

Bezuclastinib + Sunitinib is Generally Well Tolerated with a Favorable Safety Profile Study Treatment Bezuclastinib + Sunitinib Sunitinib 1 (n=204) (n=208) • The incidence of TEAEs and TRAEs was similar TEAEs, n (%) 204 (100) 207 (99.5) between treatment arms TRAEs, n (%) 202 (99.0) 204 (98.1) Gr3+ TRAEs, n (%) 146 (71.6) 109 (52.4) • No TRAEs leading to death in patients on Bezuclastinib related Gr3+ 126 (61.8) N/A bezuclastinib + sunitinib combination Sunitinib related Gr3+ 141 (69.1) 109 (52.4) SARs, n (%) 34 (16.7) 24 (11.5) Bezuclastinib related SAEs 25 (12.3) N/A • Only TRAEs leading to discontinuation of either Sunitinib related SAEs 31 (15.2) 24 (11.5) drug in >1 patient on the combination arm were neutropenia (2.9%), ALT/AST increased (1.5%), TRAEs leading to death, n (%) 0 1 (0.5) and diarrhea (1%) Reductions of either drug due to TRAEs, n (%) 114 (55.9) 92 (44.2) DC of study treatment due to TRAEs, n (%) 15 (7.4) 8 (3.8) Randomized Period Data; 1: One patient randomized to sunitinib but never dosed Data cut-off as of 30Sep2025; SAE: serious adverse event; TEAE: treatment-emergent adverse event; TRAE: treatment-related adverse event; SAR: serious adverse reaction; DC: discontinuation 12

All Grade TEAEs ≥ 20% Demonstrate Balance Between Arms

	Bezuclastinib + Sunitinib (n=204)		Sunitinib (n=208)[1]	
Preferred term, n (%)	*All Grade*	*Grade 3+*	*All Grade*	*Grade 3+*
Diarrhea	159 (77.9)	16 (7.8)	138 (66.3)	15 (7.2)
ALT/AST increased*	115 (56.4)	22 (10.8)	35 (16.8)	3 (1.4)
Hypertension	106 (52.0)	60 (29.4)	108 (51.9)	57 (27.4)
Taste disorder*	97 (47.5)	0	52 (25.0)	0
Nausea	81 (39.7)	1 (0.5)	56 (26.9)	2 (1.0)
Hair color changes	79 (38.7)	0	37 (17.8)	0
Fatigue	72 (35.3)	9 (4.4)	70 (33.7)	5 (2.4)
Neutropenia*	71 (34.8)	31 (15.2)	70 (33.7)	32 (15.4)
PPE	59 (28.9)	6 (2.9)	95 (45.7)	5 (2.4)
Vomiting	56 (27.5)	2 (1.0)	45 (21.6)	4 (1.9)
Decreased appetite	55 (27.0)	6 (2.9)	46 (22.1)	0
Anemia	54 (26.5)	19 (9.3)	42 (20.2)	10 (4.8)
Abdominal pain	51 (25.0)	6 (2.9)	52 (25.0)	4 (1.9)
Stomatitis	46 (22.5)	6 (2.9)	68 (32.7)	10 (4.8)
GERD	45 (22.1)	0	30 (14.4)	0
Dyspepsia	43 (21.1)	5 (2.5)	29 (13.9)	0
Thrombocytopenia*	39 (19.1)	2 (1.0)	55 (26.4)	9 (4.3)

Randomized Period Data; 1: One patient randomized to sunitinib but never dosed

- TEAEs reported at a higher frequency (>15%) in combination arm: ALT/AST increased, taste disorder, and hair color changes
- TEAEs reported less frequently in combination arm: PPE, stomatitis and thrombocytopenia
- The safety profile of bezuclastinib combination is generally consistent with the known safety profile of sunitinib alone and no new risks were identified with the combination cogent BIOSCIENCES

Data cut-off as of 30Sep2025; *Pooled terms; TEAE, treatment-emergent adverse event; PPE, Palmar-Plantar Erythrodysesthesia; GERD Gastroesophageal Reflux Disease

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Incidence of Grade 3+ TEAEs (≥2%) Balanced Across Arms Hypertension 29.4 27.4 • Majority of the Gr 3+ TEAEs were reported at a Neutropenia* 15.2 15.4 similar rate between combination and monotherapy arms; ALT/AST increase and anemia reported at ALT/AST increased* 10.8 1.4 higher incidence in the combination arm Anemia 9.3 4.8 • No increase in frequency of severe events observed Diarrhea 7.8 7.2 in combination arm for some key risks seen with Fatigue 4.4 2.4 sunitinib (hypertension, neutropenia and diarrhea) Stomatitis 2.9 4.8 • ALT/AST elevations led to bezuclastinib dose PPE 2.9 2.4 reductions in 12.7% of patients and only 1.5% of patients discontinued. All Grade 3 ALT/AST events Abdominal pain 2.9 1.9 resolved, and no Grade 4 elevations were reported White blood cell count decreased 2.5 1.9 across the study Thrombocytopenia* 1.0 4.3 Percentage of Subjects Bezu + Suni Suni Data cut-off as of 30Sep2025; *Pooled Terms; PPE: Palmar-Plantar Erythrodysesthesia 14

66 yo Man with Metastatic GIST who Experienced an Early (PR at C3, CR at C9) and Durable Response to bezuclastinib + sunitinib (ongoing at C26)

Relevant Medical History
Site of tumor diagnosis: Jejunum/Ileum
Sites of disease: • Target lesions: Peritoneum, mesentery, small intestine • Baseline Sum of Diameters: 84 mm
Relevant comorbidities: Obesity; hypertension; anemia; elevated ALT and creatinine; abdominal distention; leg swelling; back pain; GERD

Peak Treatment and Dose Modifications
Bezuclastinib 600 mg QD + sunitinib 37.5 mg QD
• Sunitinib reduced to 25 mg for diarrhea

TRAEs (maximum Gr reported)	
Gr 1	• Acneiform dermatitis • Hair color changes • Nausea
Gr 2	• Localized edema
Gr 3	• Diarrhea (resolved) • Neutropenia (resolved)

Treatment History


2020
2021
2022
2023
2024
2025
Diagnosis
Neoadjuvant Imatinib
Debulking surgery[a]
Imatinib reinitiated
PR
CR
Treatment ongoing
Disease progression, Peak enrollment,
Bezuclastinib + sunitinib initiated

Baseline


19mm each

C9: CR achieved


0mm each

C26


0mm each

Response in Target Lesions over Time


% Change from Baseline
0
-10
-20
-30
-40
-50
-60
-70
-80
-90
-100
-30% (PR)
0
Cycle 3
Cycle 5
Cycle 7
Cycle 9
Cycle 11
Cycle 13
Cycle 16
Cycle 19
Cycle 22
Cycle 26

Data cut-off as of 30Sep2025; C: Cycle; 1 cycle = 28 days; [a]Excision of abdominal tumors, intestinal resection; AE: adverse event; ALT: alanine transaminase; Gr: grade; GERD: gastroesophageal reflux disease; TRAE: treatment-related AE cogent BIOSCIENCES
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69 yo Man with Metastatic GIST Responded to bezuclastinib + sunitinib Treatment at Cycle 5 (PR) and is Continuing to Benefit at Cycle 38

Relevant Medical History

Site of tumor diagnosis: Small intestine/bowel

Sites of disease:
- Target lesions: Peritoneum
- Baseline Sum of Diameters: 65 mm

Relevant comorbidities: Hemorrhoids; Gr 1 hypertension, Gr 1 anemia, anxiety, sleep apnea, hyperlipidemia, irregular heartbeat

Peak Treatment and Dose Modifications

Bezuclastinib 600 mg QD + sunitinib 37.5 mg
- Following Gr 3 anemia/neutropenia:
  - Bezuclastinib interrupted→resumed at 600mg
  - Sunitinib interrupted→reduced to 25 mg

TRAEs (maximum Gr reported)

Gr 1	• Diarrhea • Hair color changes
Gr 2	• Hypertension • Hypothyroidism
Gr 3	• Neutropenia (resolved) • Anemia (related to Sunitinib only, resolved)

Treatment History


2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Diagnosis
Imatinib initiated
Surgery[a]
Imatinib dose increased
Disease progression, Peak enrollment,
Bezuclastinib + sunitinib initiated
PR
Treatment ongoing


Baseline
34mm
C5: PR achieved
20mm
C36
15mm

Response in Target Lesions over Time


% Change from Baseline
0
-10
-20
-30
-40
-50
-60
-70
-80
-90
-100
-30% (PR)
0
Cycle 3
Cycle 5
Cycle 7
Cycle 9
Cycle 11
Cycle 13
Cycle 16
Cycle 19
Cycle 22
Cycle 26
Cycle 30
Cycle 36

cogent BIOSCIENCES

Data cut-off as of 30Sep2025; 1 cycle = 28 days

[a]Multiple bowel/colon excisions and resections (Jan/Mar/Sep 2021), partial omentectomy (Sep2021).

AE, adverse event; C, cycle; Gr, grade; PR, partial response; QD, once daily; TRAE, treatment-related AE.

Data cut-off as of 30Sep2025

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We Believe Peak Results are Transformative and Practice Changing • Bezuclastinib combination establishes first new benchmark for 2L GIST in 20 years • 50% reduced risk of progression or death compared to current standard of care • 16.5 months mPFS compared to 9.2 months for sunitinib alone (p<0.0001) • 46% ORR compared to 26% for sunitinib alone (p<0.0001) • OS immature with event rate of less than 20% at time of PFS analysis • Generally well tolerated with no unique risks observed when compared to the known safety profile of sunitinib • Estimated 19 months+ mean treatment duration for bezuclastinib combination patients based on projection for patients remaining on combination therapy • Active Expanded Access Program allowing immediate availability of the bezuclastinib combination for 2L patients with GIST • NDA submission for bezuclastinib in imatinib-resistant or intolerant GIST planned 1H 2026 based on results of the Peak trial 17

Bezuclastinib GIST Expanded Access Program is Currently Open to Requests for Access from Treating Physicians in the United States (NCT06948955[1])

Aim

Designed to provide bezuclastinib coadministered with sunitinib outside of a clinical trial to real-world patients with GIST who meet specific criteria including, but not limited to, having no comparable or satisfactory alternative therapy to treat the disease.

Methods

Patients will receive oral bezuclastinib 600 mg QD plus sunitinib 37.5 mg QD. Treating physician to assess patients, report any SAEs, and determine treatment duration.

Key Inclusion Criteria*	Key Exclusion Criteria*
Age ≥ 18 years	Eligibility for and/or enrolled in an ongoing bezuclastinib clinical trial
Diagnosis of histologically confirmed locally advanced metastatic and/or unresectable GIST, disease progression on imatinib or intolerance to imatinib	Discontinuation of investigational bezuclastinib due to toxicity or withdrawal of consent
Lack of adequate disease control on current therapies	Pregnant or currently breastfeeding

cogent BIOSCIENCES

1. ClinicalTrials.gov. Expanded Access to Bezuclastinib to be Coadministered With Sunitinib for Patients With Gastrointestinal Stromal Tumors Identifier: NCT06948955. Retrieved July 16, 2025 from: https://clinicaltrials.gov/study/NCT06948955. ; *Other protocol-defined criteria apply

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Several Additional Near Term Cogent Biosciences Catalysts

Top-line Results: Expected Dec 2025

Apex ADVANCED SM

Single-arm → Bezuclastinib 150 mg QD

Primary endpoint: ORR using mIWG-MRT-ECNM

- ***Apex enrollment complete Q1 2025; TLR on track for Dec 2025***
- ***Positive Summit results provide expected read-through to Apex***
- ***Current standard of care associated with significant safety concerns; no other investigational products in clinical development***

Key Entry Criteria

- Centrally Confirmed ASM, SM-AHN, or MCL
- Measurable disease per mIWG-MRT-ECNM
- ECOG PS 0 to 3

- **ASH 2025 Presentations**
  - Two oral presentations from Summit in NonAdvanced Systemic Mastocytosis (NonAdvSM)
  - Novel selective JAK2 V617F inhibitor showcasing best-in-class potential
- **Submit first NDA for bezuclastinib in NonAdvSM expected by the end of 2025**
- **Submit NDA for bezuclastinib in imatinib-resistant or intolerant GIST patients expected in the first half of 2026**

cogent BIOSCIENCES

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Bezuclastinib Emerging as Potential Best-in-Class KIT Inhibitor Across Indications

Summit NONADVANCED SM

Registration-directed study in NonAdvSM
bezuclastinib vs. placebo

Positive Results Announced July 2025

Peak GIST

Phase 3 study in 2nd-line GIST
sunitinib +/- bezuclastinib

Positive Results Announced November 2025

Apex ADVANCED SM

Registration-directed study in AdvSM
bezuclastinib monotherapy

Results on Track for December 2025



2025
2026
Positive TLR Announced
TLR
NDA
FDA
Submission
Potential FDA Approval
Positive TLR Announced
TLR
NDA
Today
Submission in 1H 2026
TLR on track December 2025
LPFV
TLR
Dec

$3 billion+ Global annual market opportunity; Best-in-class symptomatic improvement and biomarker data support potential market leadership

$4 billion+ Global annual market opportunity; first positive 2nd-line GIST trial in over 20 years, 50% reduction in risk of progression or death

$500 million Global annual market opportunity; differentiated safety/tolerability results would provide clear path to market leadership

Estimated aggregate global annual sales opportunity >$7.5 billion with limited competition; IP protection anticipated through 2043 based on strength of COM, PTE and pending formulation patent application cogent BIOSCIENCES

TLR: Top-line results including primary endpoint, COM: Composition of Matter; PTE: Patent term extension

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Q&A